Exhibit 10.2


                              CONSULTING AGREEMENT
                              --------------------



From the date hereof and for one year, unless terminated sooner pursuant to subparagraph (i) (Consulting Period), I, Mohammad Ghorbanali, agree to render to Optical Communication Products, Inc. (Company) such consulting services as the Company may, from time to time, reasonably request. Such services shall include, without limitation, assistance in connection with the transition of my former duties and responsibilities to other individuals and providing guidance, insight, and interpretation regarding the financial history of the Company.

                  (i) During the Consulting Period, I will be subject to all of the policies, procedures and codes of ethics of the Company that govern Company employee behavior. However, I shall not be entitled to any Company benefits including, but not limited to, vacation, sick leave, retirement plan participation, etc., except compensation and benefits provided under certain provisions in my Employment Agreement with the Company dated November 1, 1999.

                  (ii) During the Consulting Period, in light of my knowledge of the Company's confidential information and business plans and participation in developing the Company's business relationships and goodwill, I shall not, directly or indirectly, as an employee, officer, agent, consultant, director, owner, partner, joint venturer, shareholder, investor, or in any other capacity engage in, assist or advise, establish, or solicit or provide investment capital, labor, or services for, any activity or business that is competitive with the Company's actual or contemplated business.

                  (iii) The Company may terminate this consulting arrangement only for my substantial non-performance. I understand that if the Company terminates the consulting arrangement for non-performance it will only owe me for consulting services rendered prior to the date of termination.

                  (iv) During the Consulting Period, I will be paid on or about the first business day of each month, in arrears, for actual consulting services provided.

                  (1) I will be paid the consulting fee at the following rate:

                           a. $1,500 per day for each day that I actually provided consulting services in excess of 4 hours.

                           b. $1,000 per day for each day that I provide consulting services for less than 4 hours.

                           c. $250 per hour for consulting services via telephone or email with a minimum charge of half-hour increments. For example, telephonic conversations lasting 16 minutes will be charged one-half of hourly rate.

                           d. During the Consulting Period, the company shall be invoiced a minimum of $135,000, equivalent to 90 business days of full-time consulting services, regardless of rather such consulting services were actually performed.


         (2) I agree to submit monthly invoices to the Company's Chief Financial Officer itemizing work performed under this consulting arrangement. I promise that I will not terminate the consulting arrangement prior to its one-year anniversary.

                  (v) The Company shall reimburse me for out-of-pocket expenses I incur in connection with the performance of services under this arrangement, to the same extent that the Company is responsible for such expenses of senior managers of the Company..

                  (vi) This agreement sets forth the entire agreement between the Company and me with respect to my services and compensation as a consultant and fully supersedes all prior agreements or understandings between the parties, whether written or oral, pertaining to the subject matter hereof, except any provision of my Employment Agreement with the Company dated November 1, 1999 that provides me with continued benefit rights. No change in, modification of, or addition, amendment, or supplement to this Agreement shall be valid unless set forth in writing signed by both parties specifically evidencing an intent to modify this agreement.

                  (vii) The Company and I agree that I will be an independent contractor of the Company for all purposes with regard to my performance of services pursuant to this consulting arrangement during the Consulting Period, including, without limitation, for federal (including social security and unemployment), state and local income and employment tax purposes and I agree that I will be solely responsible for the payment of all such taxes. The Company promises that it will promptly notify me in writing in the event that it receives notice that a taxing authority disputes my independent contractor status. I promise that I will promptly notify the Company in the event that I receive notice that a taxing authority disputes my independent contractor status.

                  Executed at    OCP   , this   10  day of  Oct , 2006
                              ---------       -----        -----


                  /s/ M. Ghorbanali
                  --------------------------------------------------------------
                  Consultant



                  Executed at    OCP   , this   10  day of  Oct , 2006
                              ---------       -----        -----


                  /s/ Philip F. Otto
                  --------------------------------------------------------------
                  Company